UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2026
Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

20 N. Martingale Rd,	Suite 430,
Schaumburg,	Illinois			60173
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On May 4, 2026, Ascent Industries Co. (the “Company”) entered into a definitive agreement (the "Purchase Agreement”) with Midwest Graphics Sales Inc., an Illinois corporation and affiliated entity Sigma Coatings, Inc., an Illinois corporation, collectively (“Seller"), pursuant to which the Company purchased substantially all of the assets and certain specified liabilities of Seller for $14,000,000, subject to certain customary adjustments for working capital, transaction expenses, and cash, on the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”). The Transaction closed simultaneously with the execution of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants from the parties, including certain indemnification and non-solicitation provisions applicable to Seller and its affiliates. In addition, a portion of the purchase price will be placed into a third-party escrow account to satisfy certain purchase price adjustments and indemnification obligations (if any) of Seller for a period of 18 months post closing.

In connection with the Purchase Agreement, the Company received a letter of consent from BMO Bank N.A. ("BMO"), as lender under the Sixth Amendment to Credit Agreement and Omnibus Amendment to Loan Documents dated December 10, 2025 by and between the Company and BMO, consenting to the acquisition of Seller.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (a) the other items of this Current Report on Form 8-K and (b) the Purchase Agreement and Letter of Consent, which are filed herewith as Exhibits 2.1 and 10.1, respectively, and is incorporated by reference herein. A copy of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the Purchase Agreement contains representations, warranties and covenants that were made as of specific dates and only for the benefit of the parties to the Purchase Agreement and are qualified by information included in confidential disclosure schedules. Moreover, certain representations, warranties and covenants in the Purchase Agreement were made for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the representations, warranties and covenants in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the parties to the agreement.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.01 by reference.

Item 2.02.     Results of Operations and Financial Condition
On May 6, 2026, the Company issued a press release announcing financial information for its first quarter ended March 31, 2026. The press release is attached as Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

Item 7.01    Regulation FD Disclosure.
On May 6, 2026, the Company issued a press release and acquisition supplement announcing that it had entered into the Purchase Agreement. A copy of the press release and acquisition supplement are attached hereto as Exhibits 99.2 and 99.3, respectively.

The information contained in Exhibits 99.2 and 99.3 is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
2.1*	Asset Purchase Agreement by and among Ascent Industries Co., Midwest Graphic Sales, Inc. and Sigma Coatings, Inc. dated as of May 4, 2026
10.1	Letter of Consent from BMO Bank N.A. dated May 4, 2026
99.1	Earnings Press Release dated May 6, 2026
99.2	Acquisition Press Release dated May 6, 2026
99.3	Acquisition Infographic dated May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of the exhibit have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential. Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant undertakes to furnish the omitted information and schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Ascent Industries Co.

Dated: May 6, 2026	By: /s/ Ryan Kavalauskas
Ryan Kavalauskas
Chief Financial Officer